UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2012 (May 25, 2012)

WebXU, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11999 San Vicente Blvd., Suite 400

Los Angeles, CA 90049

(Address of Principal Executive Offices)

(310) 807-1765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2012, WebXU, Inc. (the “Company”) entered into a Management Agreement (the “Agreement”) dated May 23, 2012 (but executed on May 25, 2012) with AJTJ Capital LLC (“AJTJ Capital”), pursuant to which the Company retained AJTJ Capital to provide certain management services, including sourcing, structuring and negotiating a potential business combination transaction for the Company.

The term of the Agreement is for a three year period, but may be terminated earlier by mutual agreement, material breach, or by the Company at any time provided that the Company shall pay AJTJ Capital the sum of $1 million upon the earlier of the Company thereafter raising $3 million or eighteen months.

As payment for the services to be rendered by AJTJ Capital, the Company granted AJTJ Capital 5,000,000 shares of its common stock subject to a Restricted Stock Agreement dated May 23, 2012 (but executed on May 25, 2012) between the Company and AJTJ Capital (“Restricted Stock Agreement”). Under the terms of the Restricted Stock Agreement, the 5,000,000 shares of common stock are to be issued to AJTJ Capital but held by the Company in escrow, subject to vesting. The common stock vests for AJTJ Capital according to the following schedule based on the Company’s Average Market Capitalization over any twenty day trading period:

•	Average Market Capitalization of $75 million or more—1,666,666 shares vest
•	Average Market Capitalization of $100 million or more—1,666,667 shares vest
•	Average Market Capitalization of $150 million or more—1,666,667 shares vest

In the event of a sale of the Company or a change of control during the term of Agreement, all unvested shares of common stock automatically vest. Any stock which has not vested at the termination or expiration of the Agreement shall be forfeited and the shares cancelled and returned to the Company. Furthermore, in the event of a stock split or recapitalization prior to vesting, the number of shares of common stock is subject to adjustment.

AJTJ Capital has also agreed as a part of the Restricted Stock Agreement that until its shares have vested, AJTJ Capital shall vote the shares as directed by the Chief Executive Officer of the Company or his nominee.

The foregoing summary of the terms of the Agreement and the Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Agreement and the Restricted Stock Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 25, 2012, and also as more fully described in Item 1.01 above, the Company issued to AJTJ Capital LLC 5,000,000 shares of its common stock, subject to the terms and conditions of the Restricted Stock Agreement. Reference is made to the disclosures set forth in Item 1.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the shares of common stock to AJTJ Capital LLC was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Management Agreement dated May 23, 2012 (but executed on May 25, 2012) with AJTJ Capital LLC

10.2	Restricted Stock Agreement dated May 23, 2012 (but executed on May 25, 2012) between the Company and AJTJ Capital LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: June 1, 2012	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer

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